                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    MICROFLUIDICS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------

      5)    Total fee paid:

            --------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

            1) Amount previously paid:

            ----------------------------------------

            2) Form, Schedule or Registration Statement No:

            ----------------------------------------

            3) Filing Party:

            ----------------------------------------

            4) Date Filed:

            ----------------------------------------

                    MICROFLUIDICS INTERNATIONAL CORPORATION

                                30 OSSIPEE ROAD
                          NEWTON, MASSACHUSETTS 02164

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

To Our Shareholders:

  The Annual Meeting of Shareholders of Microfluidics International Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 27, 1997, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts 02164, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

    The nominees the Board of Directors proposes to present for election are: Irwin J. Gruverman, Robert L. Bogomolny, James N. Little, Michael
    A. Lento and Vincent B. Cortina.

  2. To amend the Company's 1988 Stock Plan, as described in the Proxy Statement dated April 29, 1997 accompanying this Notice of Annual Meeting.

  3. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the Company for the fiscal year ending December 31, 1997.

  4. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only shareholders of record on the transfer books of the Company at the close of business on April 7, 1997 are entitled to notice of, and to vote at, the meeting.

  Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

  All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Irwin J. Gruverman
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                          Secretary

Newton, Massachusetts
April 29, 1997

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                                PROXY STATEMENT

                            MEETING OF SHAREHOLDERS
                  OF MICROFLUIDICS INTERNATIONAL CORPORATION
                                 MAY 27, 1997

  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Microfluidics International Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 27, 1997, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, and at any adjournment thereof (the "Meeting").

  Only shareholders of record as of the close of business on April 7, 1997 will be entitled to notice of and to vote at the Meeting. As of that date, 5,095,328 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding and entitled to vote at the Meeting. The shares of Common Stock are the only outstanding voting securities of the Company. Shareholders are entitled to cast one vote for each share held of record.

  The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

  Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. A proxy may be revoked at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

  In addition to the election of directors, the shareholders will consider and vote upon proposals to (i) amend the Company's 1988 Stock Plan (the "1988 Plan") to increase the aggregate number of shares authorized for issuance thereunder by 600,000 shares to an aggregate of 2,350,000 shares and to limit the number of shares of Common Stock that may be granted pursuant to stock options to any officer or other employee in any one fiscal year to 500,000 shares per individual, and (ii) to ratify the selection of auditors as further described in this proxy statement. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR all of these matters if no specification is indicated.

  The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the form of proxy enclosed with this proxy statement were first mailed to shareholders on or about April 29, 1997.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth as of April 7, 1997, the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

                                                      AMOUNT AND NATURE
                                                        OF BENEFICIAL   PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP(1)    OF CLASS
     ------------------------------------             ----------------- --------
     Irwin J. Gruverman(2)...........................      806,805       15.4%
     30 Ossipee Road
     Newton, Massachusetts 02164
     G.D. Searle & Co................................      600,000       11.8%
     Box 5110
     Chicago, Illinois 60680

--------
(1) Information with respect to beneficial ownership is based upon information furnished by such shareholder.
(2) Includes 424,505 shares held jointly by Mr. Gruverman and his wife. Also includes 160,000 shares subject to options granted to Mr. Gruverman exercisable at April 7, 1997, or within 60 days thereafter.

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. The Company's By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five. This number may be changed by resolution of the Board of Directors.

  Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees, unless one or more nominees is unable or unwilling to serve. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve as a director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of directors at a lesser number. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the election of directors is required to elect each member of the Board of Directors. See "Voting Procedures."

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. GRUVERMAN,
MR. BOGOMOLNY, MR. LITTLE, MR. LENTO AND MR. CORTINA AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth as to the present directors, the nominees for election at the Meeting and each executive officer: (i) name; (ii) age; and
(iii) present position(s) with the Company:

   NAME                       AGE                      TITLE
   ----                       ---                      -----
   Irwin J. Gruverman........  63 Chief Executive Officer, Chairman of the Board
                                   and Secretary
   Michael A. Lento..........  46 President, Treasurer and Nominee for Director
   Robert L. Bogomolny.......  58 Director
   Michael K. Hooker.........  51 Director
   James N. Little...........  56 Director
   Vincent B. Cortina........  59 Nominee for Director

  IRWIN J. GRUVERMAN has been the Chief Executive Officer, Chairman of the Board of Directors and Secretary of the Company since its inception in 1983. Mr. Gruverman was also President of the Company from 1983 to February 1993. Mr. Gruverman has been the President of G&G Diagnostics Corp. and a general partner of G&G Diagnostics Limited Partnerships I, II & III since 1990. See "Related Transactions." Mr. Gruverman currently serves on the Board of Directors of the following public companies: North American Scientific, Inc.; InVitro International, Inc.; FiberChem International, Inc. and Endogen, Inc.

  MICHAEL A. LENTO has been the President and Treasurer of the Company since September 1995, and is a new nominee for director of the Company. From August 1994 until August 1995, Mr. Lento served as the Vice President of Marketing of the Company. From November 1993 until August 1994, Mr. Lento, on a consulting basis, acted as the manager of the Company's cooperative venture with Catalytica, Inc. From 1992 until October 1993, Mr. Lento was the Chief Executive Officer of Medical & Scientific Enterprises, Inc., a developer and manufacturer of medical scanning and imaging equipment.

  ROBERT L. BOGOMOLNY has been a director of the Company since its inception in 1983. Mr. Bogomolny has been the Senior Vice President, General Counsel and Corporate Secretary of G.D. Searle & Co., a subsidiary of Monsanto, since 1987.

  JAMES N. LITTLE became a director of the Company on December 14, 1995. Since 1981, Mr. Little has been a Senior Vice President of Sales, Marketing and Business Development for Zymark Corporation, a manufacturer of scientific robotics equipment.

  MICHAEL K. HOOKER has been a director of the Company since 1988. Since 1995, Mr. Hooker has been the Chancellor of the University of North Carolina at Chapel Hill. From 1992 to 1995, Mr. Hooker was the President of the University of Massachusetts. Prior to 1992, he was the President of the University of Maryland, at Baltimore County. Due to professional commitments and time constraints, Mr. Hooker is not standing for re-election to the Board of Directors.

  VINCENT B. CORTINA is a new nominee for election to the Board of Directors. Since 1990, Mr. Cortina has served as President and as a director of Advanced Monitors, Inc., a company which develops and manufactures a variety of medical equipment and instruments.

COMPENSATION OF DIRECTORS

  Directors, with the exception of Mr. Gruverman and, if elected, Mr. Lento, will be reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors. Mr. Bogomolny holds options to purchase 57,500 shares of the Company's Common Stock at an average per share exercise price of $3.52. Mr. Little holds options to purchase 40,000 shares at a per share exercise price of $1.74 per share. Mr. Hooker, who is not standing for re-election to the Board of Directors due to professional commitments and time constraints, holds options to purchase 60,000 shares of the Company's Common Stock at an average per share exercise price of $3.53. Messrs. Bogomolny, Little and Hooker were granted the foregoing options pursuant to the 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"), which automatically grants to each non-employee director of the Company who holds office at the beginning of each fiscal year an option to purchase 7,500 shares of the Company's Common Stock. Upon any non-employee director's first appointment to the Board of Directors, that director receives an automatic grant of an option to purchase 25,000 shares of the Company's Common Stock. If elected, Mr. Cortina will receive such automatic grants under the 1989 Plan. Mr. Lento, the Company's President and Treasurer, will not be eligible to receive grants under the 1989 Plan. Options granted to Messrs. Lento and Gruverman under the Company's 1988 Plan during the fiscal year ended December 31, 1996 are reported under "Executive Compensation--Option Grants in Last Fiscal Year."

  Additionally, pursuant to a Consulting Agreement dated as of January 1, 1997 (the "Consulting Agreement"), Mr. Little was compensated in the amount of $2,500 for technical sales and marketing consulting services provided to the Company in 1996. The Consulting Agreement provides that Mr. Little will be compensated in the amount of $7,500 for consulting services to be rendered in fiscal year 1997.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors of the Company held three (3) meetings and acted by unanimous written consent on four (4) occasions during the fiscal year ended December 31, 1996. The Board of Directors of the Company has no standing nominating committee. Currently, the Compensation Committee, of which Messrs. Bogomolny and Little are members, determines who should receive stock options under the Company's stock plans (except for the 1989 Plan, under which all grants are automatically made) and also reviews and approves employee remuneration. The Audit Committee, which currently consists of Messrs. Gruverman, Little and Bogomolny, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Compensation Committee held one (1) meeting during fiscal 1996. The Audit Committee did not meet during fiscal 1996. Ratification of the full Board of Directors is required with respect to decisions taken by either committee. During fiscal 1996, each of the directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which each director served.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth current directors, nominees for director to be elected at the Meeting and each executive officer named in the Summary Compensation Table set forth on page 5, the positions currently held by each such person with the Company and the number and percentage of outstanding shares of Common Stock beneficially owned by each such person and by all directors and executive officers as a group as of April 7, 1997.

                                                            AMOUNT AND NATURE
                               POSITIONS AND OFFICES          OF BENEFICIAL     PERCENT
                                  WITH THE COMPANY           OWNERSHIP(1)(2)    OF CLASS
                         ---------------------------------  -----------------   --------
Irwin J. Gruverman...... Chief Executive Officer, Chairman        806,805(3)(4)   15.4%
                          of the Board of Directors and
                          Secretary
Michael A. Lento........ President, Treasurer and Nominee          69,750(5)       1.4%
                          for Director
Robert L. Bogomolny..... Director                                  79,321(6)       1.5%
Michael K. Hooker....... Director                                  45,000(7)         *
James N. Little......... Director                                  14,375(8)         *
Vincent B. Cortina...... Nominee for Director                           0            *
All current directors
 and executive officers
 as a group (5
 persons)...............                                        1,015,251(9)      18.7%

--------
 * Less than 1%.
(1) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.
(2) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3) Includes 424,505 shares owned jointly by Mr. Gruverman and his wife.
(4) Includes options to purchase 160,000 shares, which were exercisable at April 7, 1997, or within 60 days thereafter.
(5) Includes options to purchase 68,250 shares, which were exercisable at April 7, 1997, or within 60 days thereafter.
(6) Includes options to purchase 42,500 shares, which were exercisable at April 7, 1997, or within 60 days thereafter.
(7) Includes options to purchase 45,000 shares, which were exercisable at April 7, 1997, or within 60 days thereafter.
(8) Consists of options to purchase 14,375 shares, which were exercisable at April 7, 1997, or within 60 days thereafter.
(9) Includes options to purchase 330,125 shares, which options are held by directors or executive officers and were exercisable at April 7, 1997, or within 60 days thereafter.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

  The Summary Compensation table shows compensation information for (i) the Chief Executive Officer, and (ii) each other executive officer of the Corporation who earned more than $100,000 in salary and bonus in 1996 (together with the Chief Executive Officer, the "Named Executive Officers") for services rendered in all capacities during the three fiscal years most recently ended.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                        ANNUAL COMPENSATION    COMPENSATION(1)
                                        ---------------------- ----------------
      NAME AND PRINCIPAL POSITION       YEAR  SALARY    BONUS  STOCK OPTIONS(#)
      ---------------------------       ---- --------   ------ ----------------
Irwin J. Gruverman..................... 1996 $ 75,040(2)$    0      25,000
 Chief Executive Officer, Chairman of   1995   76,000        0      75,000
 the Board of Directors and Secretary   1994  100,000        0      25,000
Michael A. Lento (3)................... 1996   98,000    5,000      25,000
 President and Treasurer                1995   91,227        0     180,000

--------
(1) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years 1994, 1995 or 1996.
(2) Mr. Gruverman received approximately one-third of his 1996 salary in the form of an award under the Company's 1988 Plan of 16,000 registered shares of Common Stock, valued at the fair market value of $1.69 per share, as reported in the Nasdaq National Market System on February 2, 1996, the date of the award.
(3) Mr. Lento became an executive officer of the Company in September 1995.

OPTIONS

  The following table shows information regarding grants of stock options during the fiscal year ended December 31, 1996 to the Named Executive Officers. The Company did not grant any stock appreciation rights in fiscal 1996.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                    --------------------------------------------
                                                PERCENT OF
                                               TOTAL OPTIONS
                                                GRANTED TO
                                     OPTIONS   EMPLOYEES IN  EXERCISE EXPIRATION
   NAME                             GRANTED(1)  FISCAL YEAR   PRICE      DATE
   ----                             ---------- ------------- -------- ----------
   Irwin J. Gruverman..............   25,000        8.2%      $1.62    12/03/06
   Michael A. Lento................   25,000        8.2%      $1.47    12/03/06

--------
(1) Mr. Lento's stock options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the closing sale price of the Company's Common Stock on the Nasdaq National Maket on the date of the grant. Mr. Gruverman's options were granted at an exercise price slightly above the fair market value of the Company's Common Stock on the date of grant. These stock options were granted pursuant to the Company's 1988 Plan. The stock options vest ratably over four years from date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table summarizes for each of the Named Executive Officers the number of stock options, if any, exercised during the fiscal year ended December 31, 1996, the aggregate dollar value realized upon exercise, the total number of unexercised options held at December 31, 1996 and the aggregate dollar value of in-the-money, unexercised options held at December 31, 1996. None of the Named Executive Officers exercised or held any stock appreciation rights. The value of unexercised in-the-money options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 1996, the last business day of the fiscal year. The closing price of the Company's Common Stock on the Nasdaq National Market on such date was $1.87.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1996 OPTION VALUES

                                                                  VALUE OF
                                               NUMBER OF         UNEXERCISED
                                              UNEXERCISED       IN-THE-MONEY
                         SHARES                OPTIONS AT        OPTIONS AT
                        ACQUIRED            FISCAL YEAR END  FISCAL YEAR END(1)
                       UPON OPTION  VALUE   ---------------- --------------------
NAME                    EXERCISE   REALIZED VESTED  UNVESTED  VESTED   UNVESTED
----                   ----------- -------- ------- -------- --------- ----------
Irwin J. Gruverman....       0        $0    160,000 100,000   $201,169  $48,656
Michael A. Lento......       0         0     68,250 157,750     73,667   30,838

--------
(1) These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option.

EMPLOYMENT AGREEMENTS

  The Company entered into a letter agreement dated December 31, 1996 (the "Letter Agreement") with Irwin J. Gruverman, the Company's Chief Executive Officer, Chairman of the Board and Secretary, pursuant to which Mr. Gruverman's compensation for the 1997 fiscal year was established at $95,000, of which $30,000 will be paid by means of an award of the Company's Common Stock under the 1988 Plan.

                             RELATED TRANSACTIONS

  The Company and G&G Diagnostics Corporation ("G&G"), a corporation of which Mr. Gruverman is the President, sole employee and sole stockholder, have entered into an agreement whereby G&G leases space from, and makes payments to, the Company for rent and direct expenses based on quarterly invoices provided by the Company. The total amount paid to the Company by G&G for reimbursement of expenses in 1996 was approximately $72,610. Pursuant to the Letter Agreement, in 1997 G&G will lease space from, and make payments to, the Company for rent and direct expenses, and will reimburse the Company for services to be provided to G&G by an employee of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met.

                            AMENDMENT OF 1988 PLAN

  The Microfluidics International Corporation 1988 Stock Plan (the "1988 Plan") was approved by the Company's Board of Directors in December 1988 and by its stockholders in June 1989. The 1988 Plan provides for grants of nonqualified or incentive stock options to employee directors, officers, other employees and consultants of the Company. As of April 7, 1997, approximately 37 employees were eligible to receive options or awards under the 1988 Plan. In addition three officers, one of whom is a director, were also eligible to receive options under the 1988 Plan. The purpose of the 1988 Plan includes providing an incentive to obtain and retain services of qualified persons to serve as employee directors, officers, employees or consultants of the Company.

PROPOSED AMENDMENTS OF THE 1988 PLAN

  The 1988 Plan limits the number of shares of Common Stock that may be issued pursuant to options granted under the 1988 Plan to 1,750,000 shares. As of April 7, 1997, 338,750 shares of Common Stock remain eligible for grant under the 1988 Plan; as of such date, options to purchase 902,650 shares of Common Stock were outstanding under the 1988 Plan and 508,600 shares of Common Stock had been purchased pursuant to the exercise of options granted under the 1988 Plan. On April 4, 1997, the Board of Directors of the Company adopted an amendment to the 1988 Plan, subject to the approval of such amendments by the Company's shareholders at this Meeting, to increase the authorized amount of shares of Common Stock issuable under the 1988 Plan by 600,000 shares to 2,350,000 shares. The Board of Directors believes that the increase in the number of shares reserved for issuance under the 1988 Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employee directors, officers, other employees and consultants.

  Also on April 4, 1997, the Board of Directors approved an amendment to the 1988 Plan to limit the number of shares of Common Stock with respect to which options may be granted to any one participant to 500,000 shares per fiscal year. The Board adopted the amendment to enable the Company to avoid limitations otherwise imposed by Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Section 162(m) generally disallows a tax deduction by a public company for annual compensation over $1 million paid to its chief executive officer and to any of its four other most highly compensated executives. Certain performance-based compensation of the type provided in the 1988 Plan can be exempt from the Section 162(m) deduction limit if the 1988 Plan satisfies the requirements of Internal Revenue Service ("IRS") regulations interpreting Section 162(m). It is the policy of the Compensation Committee and the Board of Directors to seek to preserve tax deductibility of compensation paid to employees unless regulatory requirements to do so are contrary to the best interests of the Company and its shareholders. In order for compensation corresponding to that which is recognized upon the exercise of non-qualified stock options under the 1988 Plan to be tax deductible, IRS regulations require that the shareholders approve at this Annual Meeting an amendment to the 1988 Plan to limit the maximum number of shares with respect to which options may be granted to any one participant under the 1988 Plan. To retain maximum flexibility, the Board of Directors has adopted the amendment to the 1988 Plan to provide for a 500,000 share limit in any fiscal year and is requesting that the shareholders approve the amendment in this proposal. If the shareholders approve the amendment, future compensation to the Company's employees as a result of option exercise under the 1988 Plan will not count against the Section 162(m) limit. If the stockholders do not approve the amendment, the Company intends to restrict the exercisability of any non-qualified option granted under the 1988 Plan having an exercise price not less than the fair market value of the Common Stock on the date of grant. The restriction will provide that such options will not be exercisable during those times for which the Compensation Committee determines that it is likely that Section 162(m) will limit tax deductibility of compensation corresponding to the exercise of such options.

  If approved, the amendment would be made by adding the following as the third sentence of Section 4 of the 1988 Plan:

  "In no event shall any officer or employee be granted in any fiscal year more than 500,000 shares of the Company's Common Stock pursuant to this Plan."

DESCRIPTION OF MATERIAL FEATURES OF THE 1988 PLAN

  The purpose of the 1988 Plan is to attract, retain and motivate employee directors, officers, other employees and consultants through the issuance of stock options and other stock rights and to encourage ownership of shares of Common Stock by employee directors, officers, other employees and consultants of the Company. The 1988 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1988 Plan, the Compensation Committee determines the persons to whom options and other stock awards will be granted, the number of shares covered by each option or award and the terms and conditions upon which an option or award may be granted. The interpretation or construction by Compensation Committee of the 1988 Plan or with respect to any option or other award granted thereunder shall, unless otherwise determined by the Board, be final.

  Options granted under the 1988 Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) options that are not incentive stock options ("non-qualified stock options"). Incentive stock options may be granted under the 1988 Plan to employee directors, officers and other employees of the Company and its affiliates. Non-qualified stock options and other stock awards may be granted to employee directors, officers, other employees or consultants of the Company and its affiliates. Anything in the 1988 Plan to the contrary notwithstanding, options or other stock awards shall not be granted thereunder to any nonemployee director of the Company.

  The aggregate fair market value (determined on the date of grant) of shares of Common Stock issuable pursuant to incentive stock options which become exercisable during any calendar year (under all stock option plans of the Company) may not exceed $100,000. The exercise price per share of incentive stock options granted under the 1988 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of the incentive stock options granted to employees holding more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any affiliate, one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant. Subject to earlier termination as provided in the 1988 Plan, incentive stock options expire not more than (i) ten years from the date of grant in the case of incentive stock options generally, and (ii) five years from the date of grant in the case of incentive stock options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any affiliate. An option granted under the 1988 Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

  If a holder of an incentive stock option ceases to be employed by the Company or any affiliate other than by reason of death or disability, any incentive stock options granted to such optionholder within the six-month period immediately preceding such termination shall be cancelled forthwith. With respect to any incentive stock options granted to such optionholder more than six months prior to such termination, no further installments of such incentive stock options shall become exercisable and his incentive stock options shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such incentive stock options (or unexercised installments thereof) have been converted into nonqualified options. If an optionholder ceases to be employed by the Company or any affiliate by reason of his death or disability, both incentive stock options and non-qualified options may be exercised, to the extent of the number of shares with respect to which the optionholder could have exercised it on the date of his or her death or disability, by the optionholder or the optionholder's estate, personal representative or beneficiary who has acquired the options by will or by the laws of descent and distribution, any time prior to the earlier of the options' specified expiration date or one year from the date of the optionholder's death or disability.

  In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, splitup, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each holder of options shall be entitled to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionholder would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange. If any person holding restricted Common Stock obtained by the exercise of an option (or by any other award or purchase under the 1988 Plan) receives new, additional or different securities in connection with any corporate transaction described in this paragraph, such new securities shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which the new securities were issued. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of class which shall at the time be subject to options, each optionholder upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his or her option and in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as the optionholder would have received if he or she had been the holder of the shares as to which he or she is exercising the option at all times between the date of grant of such option and the date of its exercise. Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of options under the 1988 Plan shall also be appropriately adjusted to reflect the events described above.

  The Board of Directors may terminate or amend the 1988 Plan in any respect or at any time, except that no amendment requiring shareholder approval under the provisions of the Code and related regulations relating to incentive stock options or under Rule 16b-3 (or any successor or amended rule) will be effective without approval of shareholders as required and within the times set by such rules.

OPTIONS GRANTED

  As of April 7, 1997, an aggregate of 1,411,250 shares of Common Stock had been issued upon the exercise of options or are issuable upon the exercise of options outstanding under the 1988 Plan. On April 7, 1997, the closing sale price per share of the Company's Common Stock was $1.69, as reported in the Nasdaq National Market System.

  The following table sets forth, as of April 7, 1997, all options granted pursuant to the 1988 Plan to (i) the Named Executive Officers, (ii) all current executive officers of the Company as a group, all current directors of the Company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group:

   PERSON                                                          OPTIONS (#)
   ------                                                          -----------
   Irwin J. Gruverman(1)..........................................   260,000
   Michael A. Lento...............................................   246,000
   All current executive officers as a group (2 persons)..........   506,000
   All current directors who are not executive officers (3
    persons)......................................................         0
   All employees who are not executive officers as a group(2).....   397,200

--------
(1) Does not include options to purchase 200,000 shares of Common Stock which have been previously exercised by Mr. Gruverman.
(2) Does not include options to purchase 308,600 shares of Common Stock which have been previously exercised by all such employees.

FEDERAL INCOME TAX CONSIDERATIONS

  The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under the 1988 Plan.

  Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him or her (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

  The affirmative vote of a majority of the shares, in person or represented by proxy, and entitled to vote at the Meeting is required to approve the adoption of the amendments to the 1988 Plan to increase by 600,000 shares the aggregate number of shares for which stock options and other awards may be granted under the 1988 Plan and to limit the number of shares of Common Stock that may be granted pursuant to stock options to any officer or other employee in any one fiscal year to a number not to exceed 500,000 shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1988 PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENTS UNLESS A STOCKHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. The Board proposes that the shareholders approve this appointment, although such ratification is not required under Delaware law or the Company's Certificate of Incorporation or By-Laws. Coopers & Lybrand L.L.P. has served as the Company's auditors since 1983. The affirmative vote of a majority of the shares, in person or represented by proxy, and entitled to vote at the Meeting is required to ratify such appointment. It is expected that a member of the firm of Coopers & Lybrand L.L.P. will be present at the Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  In the event that ratification of the appointment of Coopers & Lybrand L.L.P. is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS AND LYBRAND L.L.P AS THE COMPANY'S AUDITORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  For all matters being submitted to stockholders at this Meeting, the affirmative vote of a majority of shares present, in person or represented by proxy, and entitled on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter, while broker "non-votes", since they are not entitled to vote for the matter, have no effect on the vote.

                                OTHER BUSINESS

  The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                             SHAREHOLDER PROPOSALS

  If a shareholder desires to present a proposal for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company, such shareholder must submit such proposal in writing to the Company at the Company's principal executive offices not later than December 30, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some shareholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

                    MICROFLUIDICS INTERNATIONAL CORPORATION

                        THIS PROXY IS BEING SOLICITED BY
                        MICROFLUIDICS BOARD OF DIRECTORS

  The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 29, 1997, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, May 27, 1997, at the offices of the Corporation located at 30 Ossipee Road, Newton, MA, and hereby appoints Dennis Riordan and Jack M. Swig, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Microfluidics International Corporation registered in the name provided herein which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

  This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

  In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

  Election of Directors (of if any nominee is not available for election, such substitute as the Board of Directors may designate)

Nominees: Irwin J. Gruverman, Michael A. Lento, Robert L. Bogomolny, James N. Little, Vincent B. Cortina.

                                                              SEE REVERSE SIDE

  SEE REVERSE SIDE FOR ALL THREE PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE.
                          YOU NEED NOT MARK ANY BOXES.

LOGO

   PLEASE MARK VOTES AS IN THIS EXAMPLE.
 X

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

  1. Election of Directors (See reverse).  FOR [_]     WITHHELD [_]

                       --------------------------------------------------------
                       [_] For all nominees except as noted above

  2. Proposal to increase by 600,000 shares the aggregate number of shares for which stock options may be granted and to limit the number of shares issuable to any one officer or employee in any one fiscal year under the Corporation's 1988 Stock Plan to a number not to exceed 500,000 shares.
                       [_] FOR      [_] AGAINST      [_] ABSTAIN

  3. Proposal to Ratify the Appointment of Coopers & Lybrand L.L.P. as the Corporation's independent public accountants for the fiscal year ending December 31, 1997.
                       [_] FOR      [_] AGAINST      [_] ABSTAIN

                                       Please sign exactly as name(s) appears
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.

                                       Signature ___________ Date _____________

                                       Signature ___________ Date _____________